State of Florida
				     [SEAL]
			      Department of State



I  certify  the  attached  is a  true  and  correct  copy  of  the  Articles
ofIncorporation  of  RICKETTS   ENTERPRISES   INTERNATIONAL  INC.,  a
corporation organized under the laws of the State of Florida, filed on February 23, 1993, as shown by the records of this office.

The document number of this corporation is P93000015435.






			  Given under my hand and the
		      Great Seal of the State of Florida,
		     at Tallahassee, the Capital, this the
			   Eleventh day of May, 1993



[SEAL]                                     /s/ Jim Smith
					       Jim Smith
					  Secretary of State